UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2009
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

EXTENSION OF WARRANT EXPIRY DATES – 2007 FOREIGN AND US PRIVATE PLACEMENTS

On June 17, 2009, Ireland Inc. (the “Company”) extended the expiration date for the outstanding warrants issued by the Company under its foreign and US private placement offerings completed in 2007 (the “2007 Foreign Offering” and the “2007 US Offering”, respectively). Each warrant issued under the 2007 Foreign Offering and 2007 US Offering entitled the holder to purchase one share of the Company’s common stock at a price of $1.00 per share for a period of 2 years after the date of issuance, subject to the right of the Company to accelerate the expiration date of the warrants if the Company’s common stock trades at a weighted average price over $3.50 for 20 consecutive trading days. If the Company chooses to exercise its acceleration rights, the accelerated expiry date will be thirty (30) days after the Company sends out notices of the acceleration. The Company has extended the expiration date for all of the outstanding warrants issued under the 2007 Foreign Offering and the 2007 US Offering to June 30, 2012, subject to the acceleration rights described above.

No other changes were made with respect to the terms and conditions of the warrants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.

Date:	June 17, 2009
		By:	/s/ Robert D. McDougal
Name: Robert D. McDougal
Title: CFO and Treasurer